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                                                               EXHIBIT 10.15


                            THE MONSANTO COMPANY
          NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE COMPENSATION PLAN
                  (AS AMENDED EFFECTIVE SEPTEMBER 19, 2002)


                  1. NAME OF PLAN. This plan shall be known as the "The Monsanto Company Non-Employee Director Equity Incentive Compensation Plan" and is hereinafter referred to as the "Plan."

                  2. PURPOSES OF PLAN. The purposes of the Plan are to enable Monsanto Company, a Delaware corporation (the "Company"), to retain qualified persons to serve as Directors by providing for their compensation and permitting them to elect to defer a portion thereof, and to further align the interests of Directors with the interests of shareholders of the Company by providing them with equity-based compensation.

                  3. EFFECTIVE DATE AND TERM. The Plan shall be effective as of September 20, 2000 (the "Effective Date"). The Plan shall remain in effect until terminated by action of the Board, or until all Participants have received all amounts to which they are entitled hereunder, if earlier.

                  4. DEFINITIONS. The following terms shall have the meanings set forth below:

                  "Annual Meeting" means an annual meeting of the shareholders of the Company.

                  "Annual Retainer Amount" has the meaning set forth in
Section 6(a).

                  "Beneficiaries" has the meaning set forth in Section
7(b)(iii).

                  "Beneficiary Designation" has the meaning set forth in
Section 7(b)(iii).

                  "Board" means the Board of Directors of the Company.

                  "Cash Account" has the meaning set forth in Section 7(a).

                  "Chairman" means the Chairman of the Board.

                  The "Committee" means the committee that administers the Plan, as more fully defined in Section 12.

                  "Common Stock" means the Company's common stock, par value
0.01 per share.

                  The "Company" has the meaning set forth in Section 2.


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                  "Current Cash" has the meaning set forth in Section 6(a).

                  "Deferral Account" means a bookkeeping account maintained by the Company for a Director representing the Director's interest in the stock units or cash credited to such account pursuant to Sections 6 and 7.

                  "Deferred Cash" has the meaning set forth in Section 6(a).

                  "Deferred Stock" means shares of Common Stock credited to a Stock Unit Account pursuant to Section 6(d)(ii) and Section 7 and later delivered pursuant to Section 7.

                  "Delivery Election" has the meaning set forth in Section 7(b)(i).

                  "Designated Administrator" means Merrill Lynch & Co. or such other person or entity as the Committee may designate from time to time for the processing of Options.

                  "Director" means an individual who is a non-employee member of the Board.

                  The "Dividend Equivalent" for a given dividend or distribution means a number of shares (or fractions of a share) of Common Stock having a Value, as of the date such Dividend Equivalent is credited to a Stock Unit Account, equal to the amount of cash, plus the fair market value on the date of distribution of any property, that is distributed with respect to one share of Common Stock pursuant to such dividend or distribution; such fair market value to be determined by the Committee in good faith.

                  The "Effective Date" has the meaning set forth in Section
3.

                  "Elective Amount" has the meaning set forth in Section
6(a).

                  "Exchange Act" means the Securities Exchange Act of 1934.

                  "Grant Date" has the meaning set forth in Section 6(b).

                  The "Interest Rate" for a calendar year means the average Moody's Baa Bond Index Rate, as in effect from time to time.

                  "IPO Date" means the date on which there occurs the initial public offering of shares of Common Stock.

                  "IPO Price" means the price at which shares of Common Stock are offered in the initial public offering of shares of Common Stock.


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                  "Management Plan" means the Monsanto 2000 Management
Incentive Plan.

                  "Month" means a period during a Plan Year that ends on a Month End Date and that starts on either (a) the first day of the Plan Year, or (b) the day following the last preceding Month End Date.

                  "Month End Date" means the date of a calendar month that has the same numerical value as the date on which a Plan Year ends (i.e., if a Plan Year ends on April 12th, the Month End Date with respect to any calendar month is the 12th of such month.)

                  "Options" has the meaning set forth in Section 6(a).

                  "Participant" has the meaning set forth in Section 5.

                  "Periodic Election" has the meaning set forth in Section
6(a).

                  "Plan" has the meaning set forth in Section 1.

                  "Plan Year" means the period from the Effective Date through the day before the date of the Company's 2001 Annual Meeting and each subsequent period beginning on the date of an Annual Meeting and ending on the day before the date of the next Annual Meeting.

                  "Required Deferred Stock Amount" has the meaning set forth in Section 6(a).

                  "Restricted Stock" means shares of Common Stock granted in accordance with Section 6(d)(ii).

                  "Section" means a section of the Plan except where otherwise specifically indicated.

                  "Starting Date" has the meaning set forth in Section
7(b)(i).

                  "Stock Unit Account" has the meaning set forth in Section
7(a).

                  "Term" means the term of years for which a Participant has been elected a Director.

                  The "Termination Date" for a Participant is the date his or her service as a Director terminates for any reason.

                  "2000 Term" means the Term that commenced in May of 2000.


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                  The "Value" of a share of Common Stock as of the IPO Date
shall be the IPO Price, and as of any other date shall mean the average of the highest and lowest per-share sales prices for the shares of Common Stock during normal business hours on the New York Stock Exchange for the immediately preceding date, or if the shares of Common Stock were not traded on the New York Stock Exchange on such date, then on the next preceding date on which the shares were traded, all as reported by such source as the Committee may select.

                  5. ELIGIBLE PARTICIPANTS. Each individual who is a Director on the Effective Date or becomes a Director thereafter while the Plan is in effect shall be a participant ("Participant") in the Plan.

                  6. DIRECTOR COMPENSATION. (a) GENERAL. In consideration for his or her services as a Director, each Participant shall receive compensation having a total annual value (the "Annual Retainer Amount") equal to $120,000 in the case of a Participant who serves as the Chair of a committee of the Board and $110,000 for all other Participants (which amount shall be pro-rated for partial years, as applicable); provided, that the Chairman shall receive additional compensation having an annual value of $40,000 for serving as Chairman, the Chair of the People and Compensation Committee of the Board shall receive additional compensation having an annual value of $5,000 for serving as Chair of such committee, the Chair of the Audit and Finance Committee of the Board shall receive additional compensation having an annual value of $5,000 for serving as Chair of such committee, and each member of the Audit and Finance Committee of the Board other than the Chair of such committee shall receive additional compensation having an annual value of $5,000 for serving as a member of such committee (which amounts shall be pro-rated for partial years, as applicable); and provided, further, that the Board may specify different Annual Retainer Amounts from time to time. Such compensation for each Term shall be provided as follows: (i) half of such compensation (the "Required Deferred Stock Amount") shall take the form of Deferred Stock, as more fully set forth in
Section 6(d); and (ii) the other half of the Annual Retainer Amount (the "Elective Amount") shall take the form of (A) options to purchase shares of Common Stock ("Options"), as more fully set forth in Section 6(b), (B) cash paid currently ("Current Cash") or deferred cash ("Deferred Cash"), as more fully set forth in Section 6(c), or (C) Restricted Stock or additional Deferred Stock, as more fully set forth in Section 6(d), or a combination thereof. Each Participant shall be provided with the opportunity, in accordance with procedures established by the Committee from time to time, to make an election with respect to each Term during which he or she is a Participant (a "Periodic Election") specifying what percentages, in increments of one percentage point, of the Elective Amount for such Term will be provided to the Participant in the form of Options, Current Cash, Deferred Cash, Restricted Stock and Deferred Stock. Each Periodic Election for a particular Term shall be filed with the Committee at least 30 days before the beginning of the Term; provided, that the Periodic Elections for Terms beginning before the Effective Date shall be made on or before September 15,


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2000 and provided, further, that, with respect to an individual who becomes a Participant after the Effective Date, the Periodic Election for such Participant's first Term shall be filed with the Committee no later than 30 days after the first day of such Term. If a Participant fails to make a timely Periodic Election with respect to any Term, he or she shall be deemed to have elected to receive the entire Elective Amount in the form of Current Cash.

                       (b) OPTIONS. (i) Each Participant who elects to receive a portion of the Elective Amount in the form of Options shall be granted, for each of his or her Terms ending after the Effective Date, Options having a value on the applicable Grant Date (as defined below) equal to such portion, determined by the Committee in accordance with the Black-Scholes option valuation method. The effective date of each such grant (the "Grant Date") shall be the first day of the applicable Term; provided, that in the case of any options granted with respect to the 2000 Term, the Grant Date shall be the IPO Date. Each Option shall be evidenced by a certificate, shall have a per-share exercise price equal to the Value of a share of Common Stock on the Grant Date and shall have the other terms and conditions set forth below in this Section 6(b).

                            (ii) The Options, if any, granted to a
Participant on a particular Grant Date shall vest in installments on the last day of each Plan Year ending during the Term for which they were granted, pro rata based upon the percentage of the Term that is included in such Plan Year, but in each case only if the Participant remains a Director on the last day of such Plan Year; provided, that if a Participant's Termination Date occurs other than on the last day of a Plan Year, a pro rata portion of the installment of the Participant's then-unvested Options that would otherwise have vested as of the last day of the Plan Year during which such Termination Date occurs, based on the number of full Months that have elapsed in the Plan Year on or before such Termination Date, shall instead vest on the Termination Date; and provided, further, that the number of shares with respect to which Options vest on a particular day shall be rounded to the nearest whole number of shares, if necessary to avoid vesting with respect to a fractional share.

                            (iii) Each Option that vests in accordance with
the foregoing shall be exercisable from and after the date of such vesting through the earlier of (A) the tenth anniversary of the Grant Date and (B) in the case of the Participant's death during or after his or her service as a Director, the first anniversary of the date of death, in the case of the Participant's removal from the Board before the end of any Term, the Termination Date, and in all other cases, the fifth anniversary of the Participant's Termination Date. Any Options held by a Participant that have not become vested as of the Participant's Termination Date shall terminate on the Termination Date.

                            (iv) Subject to the limitations of this Section
6(b), Options may be exercised, in whole or in part, by giving written notice of exercise to the


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Designated Administrator specifying the number of shares of Common Stock subject to the Option to be purchased. Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept. Payment, in full or in part, may also be made in the form of unrestricted Common Stock already owned by the Participant, based on the Value of the Common Stock on the date the Option is exercised; provided, that such already owned shares have been held by the Participant for at least six months at the time of exercise. Payment for any shares subject to a Stock Option may also be made by delivering a properly executed exercise notice to the Designated Administrator, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. No shares of Common Stock shall be issued pursuant to the exercise of Options until full payment therefor has been made.

                            (v) No Option shall be transferable by the
Participant other than by will or by the laws of descent and distribution. All Options shall be exercisable, subject to the terms of this Section 6(b), only by the Participant, the guardian or legal representative of the Participant, or any person to whom such Option is transferred pursuant to the preceding sentence, it being understood that references to the Participant shall be deemed, where appropriate, to refer to such guardian, legal representative or other transferee.

                       (c) CASH. The portion, if any, of the Elective Amount for a particular Term that the Participant elects to have paid in Current Cash shall be paid, and the portion, if any, of the Elective Amount for a particular Term that the Participant elects to have paid in Deferred Cash shall be credited to a Cash Account maintained by the Company pursuant to
Section 7 below, in each case in installments on each Month End Date that occurs during the Term for which it is paid or credited (as applicable), pro rata based upon the percentage of the Term that is included in the Month that ends on such Month End Date, but in each case only if the Participant remains a Director on that day. If a Participant's Termination Date occurs other than on a Month End Date, the Participant shall forfeit any Current Cash and any Deferred Cash attributable to periods following the preceding Month End Date.

                       (d) STOCK. (i) The portion, if any, of the Elective Amount for a particular Term that the Participant elects to have provided in Restricted Stock, shall be issued as of the IPO Date, in the case of Restricted Stock granted with respect to the 2000 Term, and as of the first day of such Term in all other cases, in the name of the Participant in the form of a number of shares of Common Stock having a Value, as of the date it is issued, equal to the amount of such portion. Such shares shall be forfeitable and nontransferable, until they vest in accordance with the provisions of Section 6(d)(iii). Dividends and other


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distributions with respect to Restricted Stock that has not yet vested as of the record date therefor shall vest together with the related Restricted Stock. The Restricted Stock shall be issued to Participants in accordance with procedures established by the Committee, and shall become transferable by Participants when and as it vests.

                            (ii) The Required Deferred Stock Amount for a
particular Term and the portion, if any, of the Elective Amount for that Term that a Participant elects to have provided in Deferred Stock, shall be provided to the Participant by crediting, as of the IPO Date in the case of the 2000 Term, and as of the first day of the Term in all other cases, to a Stock Unit Account maintained by the Company pursuant to Section 7, a number of stock units representing hypothetical shares of Common Stock having a Value, as of the date of such credit, equal to the Required Deferred Stock Amount to which the Participant is entitled and the portion, if any, that the Participant has elected to have provided in Deferred Stock. Such Deferred Stock shall vest as set forth in Section 6(d)(iii).

                            (iii) The Deferred Stock and any Restricted
Stock provided to a Participant for a particular Term shall vest in installments on each Month End Date that occurs during the Term for which they were granted, pro rata based upon the percentage of the Term that is included in the Month that ends on such Month End Date, but only if the Participant remains a Director on such day; provided, that if a Participant's Termination Date occurs other than on a Month End Date, the Participant shall forfeit any Restricted Stock or Deferred Stock that is attributable to periods following the last preceding Month End Date; and provided, further, that the number of shares with respect to which Restricted Stock and/or Deferred Stock vests on a particular day shall be rounded to the nearest whole number of shares, if necessary to avoid vesting with respect to a fractional share.

                  7. (a) DEFERRAL ACCOUNTS. The Company shall maintain a "Stock Unit Account" for each Participant with respect to that Participant's Deferred Stock and, for a Participant who makes a Periodic Election to receive Deferred Cash, a "Cash Account," and shall make credits to these Deferral Accounts as provided in Section 6 and this Section 7. Whenever a dividend is paid or other distribution made with respect to the Common Stock, each Stock Unit Account shall be credited with a number of shares of Common Stock having a Value, as of the date such dividend is paid or such distribution is made, equal to (i) the number of stock units in such Stock Unit Account as of the record date for such dividend or distribution multiplied by (ii) the Dividend Equivalent for such dividend or other distribution. The shares so credited with respect to Deferred Stock that has not vested as of the record date for the dividend or distribution shall vest as and when such Deferred Stock vests. Each Cash Account shall accrue interest on the balance therein at the Interest Rate, to be credited and compounded monthly.


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                       (b) DELIVERY OF ACCOUNT BALANCES. (i) Each
Participant shall be provided the opportunity to elect, in accordance with procedures established by the Committee, the manner in which his or her Deferral Account balances will be distributed on or after his or her Termination Date (each such election, a "Delivery Election"). A separate Delivery Election may be made with respect to each amount of cash credited to a Cash Account pursuant to a single Periodic Election and each amount of stock units credited to a Stock Unit Account pursuant to a single Periodic Election. Each such Delivery Election may call for (A) delivery in a single sum or in annual installments over a period of up to 10 years, on or beginning on the later of (1) the Termination Date and (2) the date that is six months after the Delivery Election is made or (B) deferred delivery in a single sum on a specified date that is not more than ten years after the Termination Date (in either case, the date on which delivery is to be made or is to begin is referred to as the "Starting Date").

                            (ii) The stock units in a Participant's Stock
Unit Account and/or the cash in a Participant's Cash Account, as applicable, shall be delivered on or beginning on the Starting Date in accordance with the Participant's applicable Delivery Elections. In the case of deliveries from a Stock Unit Account, such delivery shall be made in the form of stock representing a number of shares of Common Stock equal to the number of stock units as and when they are to be delivered; provided, that if the number of shares to be delivered on any particular date included a fractional share, such number of shares shall be rounded down to the nearest whole number, and if such delivery is the last to be made to the Participant, the Company shall pay the Participant cash in an amount equal to the Value of such fractional share on the date of delivery. If any such stock units or cash are to be delivered after the Participant has died or become legally incompetent, they shall be delivered to the Participant's Beneficiary or legal guardian, as the case may be, in accordance with the foregoing.

                            (iii) Participants shall be provided with the
opportunity to designate, in accordance with procedures to be established by the Committee, the person or persons ("Beneficiaries") who will receive distributions of his or her interests in the Plan upon the death of the Participant (a "Beneficiary Designation"). Once made, a Beneficiary Designation or Delivery Election may be superseded by another Beneficiary Designation or Delivery Election (as applicable) or revoked in writing by the Participant. However, in order for any initial or superseding Delivery Election or revocation thereof to be valid, it must be received by the Committee before the Participant's Termination Date, and it shall in any event be subject to the approval of the Board or of a committee of the Board if the Committee determines that such approval is required in order for such Delivery Election and/or transactions resulting therefrom to be exempt under Rule 16b-3 under Section 16 of the Exchange Act. In the case of multiple Beneficiary Designations, Delivery Elections and/or revocations by any Participant, the most recent valid Beneficiary Designation, Delivery Election or revocation (as applicable)


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in effect as of the date of death or Termination Date, as applicable, shall be controlling. If a Participant does not have a valid Beneficiary Designation in effect as of the date of his or her death, his or her Beneficiary shall be his or her estate. If a Participant does not have a valid Delivery Election in effect as of his or her Termination Date with respect to any portion of his or her Cash Account or Stock Unit Account, he or she shall be deemed to have made an election to receive such portion in a single lump sum as of his or her Termination Date.

                  8. DELIVERY OF SHARES; VOTING AND OTHER RIGHTS. The shares delivered to a Participant pursuant to Section 6 or 7 above shall be issued in the name of the Participant, and the Participant shall be entitled to all rights of a shareholder with respect to Common Stock for all such shares issued in his or her name, including the right to vote the shares, and the Participant shall receive all dividends and other distributions paid or made with respect thereto from and after the date of such issuance, except as specifically provided in Section 6(d)(i).

                  9. GENERAL RESTRICTIONS. (a) Notwithstanding any other provision of the Plan or agreements or certificates created pursuant thereto, the Company shall not be required to issue or deliver any shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

                            (i) Listing or approval for listing upon
official notice of issuance of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be a market for the Common Stock;

                            (ii) Any registration or other qualification of
such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

                            (iii) Obtaining any other consent, approval, or
permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

                       (b) Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements for the Participants.

                       (c) Except as specifically provided in the Plan with respect to Beneficiary Designations, no Participant or Beneficiary shall have the right to assign, pledge or otherwise dispose of his or her interest in any Deferral Account, nor shall the interest of a Participant or Beneficiary therein be subject to garnishment, attachment, transfer by operation of law, or any legal process.

                       (d) The Plan is intended to constitute an unfunded plan for incentive and deferred compensation of Directors, and the rights of Directors with


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respect to Deferral Accounts under the Plan shall be those of general creditors of the Company. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments, so long as the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

                  10. NUMBER AND SOURCE OF SHARES AVAILABLE. All Options, Deferred Stock and Restricted Stock provided for under the Plan shall automatically be granted under the Management Plan, and shall reduce the number of shares available for awards under the Management Plan. Sections 5.1, 5.3, and 5.4 of the Management Plan shall apply with respect to awards made under the Plan.

                  11. CHANGE IN CAPITAL STRUCTURE. (a) In the event that there is, at any time after the Board adopts the Plan, any change in the Common Stock by reason of any stock dividend, stock split, combination of shares, exchange of shares, warrants or rights offering to purchase Common Stock at a price below its fair market value, reclassification, recapitalization, merger, consolidation, spin-off or other change in capitalization of the Company, appropriate adjustment shall be made in the number and kind of shares or other property held in the Stock Unit Accounts (taking into account whether any Dividend Equivalent is credited to the Stock Unit Accounts in connection therewith), and any other relevant provisions of the Plan by the Committee, whose determination shall be binding and conclusive on all persons. Options and Restricted Stock granted pursuant to the Plan and the Management Plan shall be subject to adjustment pursuant to Section 6 of the Management Plan.

                       (b) If the shares of Common Stock credited to the Stock Unit Accounts are converted pursuant to this Section 11 into cash or another form of property, references in the Plan to the Common Stock shall be deemed, where appropriate, to refer to such cash or other form of property, with such other modifications as may be required for the Plan to operate in accordance with its purposes. Without limiting the generality of the foregoing, references to delivery of certificates for shares of Common Stock shall be deemed to refer to delivery of cash and the incidents of ownership of any other property held in the Stock Unit Accounts.

                  12. ADMINISTRATION; AMENDMENT. (a) The Plan shall be administered by a committee consisting of the Chief Financial Officer, the General Counsel and the Corporate Vice President -- Human Resources of the Company (or the holder of any successor officer position thereto) (the "Committee"), which shall have full authority to construe and interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to take all such actions and make all such determinations in connection with the Plan as it may deem necessary or desirable, including without limitation the determination of life expectancies and


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other assumptions and information to be used in determining the effect of
Delivery Elections.

                       (b) The Board may from time to time make such amendments to the Plan as it may deem proper and in the best interest of the Company, and it may terminate the Plan at any time.

                  13. MISCELLANEOUS. (a) Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Director for reelection by the Company's shareholders or to limit the rights of the shareholders to remove any Director.

                       (b) The Company shall have the right to require, prior to the issuance or delivery of any cash or shares of Common Stock pursuant to the Plan, that a Director make arrangements satisfactory to the Committee for the withholding of any taxes required by law to be withheld with respect to the issuance or delivery of such cash or shares, including without limitation by the withholding of shares that would otherwise be so issued or delivered, by withholding from any other payment due to the Director, or by a cash payment to the Company by the Director.

                  14. GOVERNING LAW. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.





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